EX-23.d.2.m.i
EXHIBIT A
SUBADVISORY AGREEMENT
AMONG
NATIONWIDE FUND ADVISORS,
NATIONWIDE VARIABLE INSURANCE TRUST
AND ALLIANCEBERNSTEIN L.P.
Effective November 14, 2007
Renewed May 1, 2009

Funds of the Trust	Subadvisory Fees**
NVIT Multi Manager International Value Fund**†	0.72% on assets up to $25 million
0.54 % on assets of $25 million and more but less than $50 million
0.45% on assets of $50 million and more but less than $100 million
0.36% on assets of $100 million or more

AllianceBernstein NVIT Global Fixed Income Fund††	0.30% on all assets

†	As approved at the January 16, 2009 Board Meeting.

††	As approved at the December 3, 2008 Board Meeting.

**	Reflects the application of a 10% discount afforded by the Subadviser based upon allocation by the Adviser of assets to be managed by the Subadviser among two or more affiliated accounts employing different investment strategies.
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     IN WITNESS WHEREOF, the parties hereto have executed this Exhibit A on the effective date set forth above.

TRUST
NATIONWIDE VARIABLE INSURANCE TRUST

By:
Name:
Title:

ADVISER
NATIONWIDE FUND ADVISORS

By:
Name:
Title:

SUBADVISER
ALLIANCEBERNSTEIN L.P.

By:
Name:
Title: